Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR INFORMATION CONTACT:
Chad C. Braun (cbraun@amreit.com)
AmREIT, (713) 850-1400

AmREIT REPORTS THIRD QUARTER RESULTS

HOUSTON, November 5, 2012 – AmREIT, Inc. (NYSE:AMRE) (“AmREIT” or the “Company”), today announced financial results for the quarter ended September 30, 2012.

Third Quarter and Year-to-Date Highlights:

Financial Results
•

Funds from Operations (“FFO”) available to common stockholders for the third quarter of 2012 were $3.4 million, or $0.23 per share, as compared to FFO of $3.4 million, or $0.29 per share for the third quarter of 2011. For the nine months ended September 30, 2012, FFO was $10.7 million, or $0.85 per share, as compared to FFO of $9.5 million, or $0.82 per share, for the nine months ended September 30, 2011.

•

Net income available to common stockholders for the third quarter 2012 was $1.0 million, or $0.07 per share, compared to net income of $1.1 million, or $0.10 per share, for the same period in 2011. For the nine months ended September 30, 2012, net income was $3.7 million, or $0.29 per share, as compared to 2011 net income of $3.0 million, or $0.26 per share, for the nine months ended September 30. For the three and nine months ended September 30, 2011, net income included approximately $417,000 in gain on sale.

FFO is a non-GAAP supplemental earnings measure that AmREIT considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
•

In the third quarter 2012, same-store net operating income (“NOI”) increased 1.6% over the third quarter 2011. For the nine months ended September 30, 2012, same-property NOI increased 3.2%, as compared with the same period in 2011. Since 2010 through the nine months ended September 30, 2012, AmREIT has experienced an average annual increase in same-store NOI of 3.2%.

•	Portfolio occupancy as of September 30, 2012 was 96.8%, an increase of approximately 100 basis points as compared to portfolio occupancy of 95.8% as of December 31, 2011.

•

During the third quarter 2012, AmREIT signed 14 leases for approximately 41,710 square feet of gross leasable area, including both new and renewal leases. The Company’s cash leasing spreads (i.e. new leasing rate per square foot compared to the expiring leasing rate per square foot) remained flat for renewals and increased 45.8% for new comparable leases. On a GAAP basis (which includes the effects of straight-line rent), the Company’s leasing spreads increased 3.8% on renewals and 53.3% on new comparable leases.

•

For the nine months ended September 30, 2012, AmREIT signed 31 leases for approximately 115,455 square feet of gross leasable area, including both new and renewal leases. For the nine months ended September 30, 2012, the Company’s cash leasing spreads increased 4.5% on renewals and 31.5% on new comparable leases. On a GAAP basis, the Company’s leasing spreads increased 10.1% on renewals and 40.8% on new leases.

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AmREIT Reports Third Quarter Results

November 5, 2012

NOI is a non-GAAP supplemental earnings measure which AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of NOI to net income is attached to this press release.

Dividends
•

AmREIT also announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.20 per share. The dividend will be paid on December 31, 2012 to all common stockholders of record on December 21, 2012.

Guidance
• AmREIT has not previously provided 2012 FFO guidance and today announced full year 2012 FFO per share guidance of $1.04 to $1.09.

“For over two and one-half decades we have built one of the highest quality grocery and drug anchored portfolios within the REIT sector,” said H. Kerr Taylor, Chairman and Chief Executive Officer of AmREIT. “Our teams’ localized acquisition, operations and redevelopment expertise within our densely populated and affluent urban submarkets continues to produce strong results for shareholders. This is evidenced through our peer-leading 96.8% portfolio occupancy, strong positive leasing spreads, and same store NOI growth year-to-date of 3.2% as of the end of the third quarter. Our discipline in not wavering from our dedication to quality assets, brand building and years of local relationship building in our markets is also growing our potential pipeline of acquisitions which bodes well for platform growth during 2013.”

Other Activities
•

On August 1, 2012 the Company completed the initial public offering of its Class B common stock, selling 3,650,000 shares at a public offering price of $14.00 per share and listing its Class B common stock on the New York Stock Exchange. On August 24, 2012, the underwriters exercised their over-allotment option and purchased an additional 503,226 shares. Total net proceeds from the offering of approximately $52.8 million were used to pay down debt and for other general corporate purposes.

•

On August 6, 2012, the Company closed on its $75 million unsecured revolving credit facility (the “Credit Facility”). The Credit Facility has a term of three years with an option to extend the maturity date for one additional year. Additionally, the Credit Facility has an accordion feature that may allow the Company to increase the availability by an additional $75 million to $150 million. The Credit Facility is subject to customary financial and reporting covenants.

•	On September 28, 2012 AmREIT was named a member of the U.S. small-cap Russell 2000 Index.

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AmREIT Reports Third Quarter Results

November 5, 2012

Conference Call

AmREIT will hold its quarterly conference call to discuss third quarter 2012 results Tuesday, November 6, at 10:00 a.m. Central Standard Time (11:00 a.m. Eastern Standard Time). To participate in the quarterly conference call, please call 1-877-317-6789 approximately 10 minutes before the scheduled start time. The conference call will be recorded and a replay of the call will be available via webcast shortly after the call concludes.

The conference call will also be webcast live at www.amreit.com and can be accessed under the Investors tab of the Company’s website. A telephonic replay of the conference call will be available for 14 days following the conference call. To access the telephonic replay of the conference call, dial 1-877-344-7529 and enter passcode 10019601.

Supplemental Financial Information

Further details regarding AmREIT’s results of operations, properties, and tenants can be accessed at the Company’s web site at www.amreit.com.

About AmREIT

AmREIT believes it has one of the highest quality grocery and drugstore anchored retail portfolios in the REIT sector. AmREIT’s 28-year old established platform has localized acquisition, operation and redevelopment expertise in the most densely populated and affluent submarkets of five of the top markets in the U.S.: Houston, Dallas, San Antonio, Austin and Atlanta. Texas is one of the best performing economies in the country and 91% of AmREIT’s income for the nine months ended September 30, 2012 was generated by its properties located in this market. AmREIT’s management team has in-depth knowledge and extensive relationship advantages within its markets. AmREIT’s core portfolio was 96.8% occupied as of September 30, 2012, and its top five tenants include Kroger, Landry’s, CVS/Pharmacy, H-E-B and Publix. In addition, its same store Net Operating Income was a peer leading 6% increase in 2011 as compared to 2010. AmREIT also has access to an acquisition pipeline through its value add joint ventures, including two leading institutional investors who partner with the company as local experts. AmREIT’s Class B common stock is traded on the New York Stock Exchange under the symbol “AMRE.” For more information, please visit www.amreit.com.

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AmREIT Reports Third Quarter Results

November 5, 2012

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect AmREIT’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AmREIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact AmREIT’s future results, performance or transactions, see the section entitled “Risk Factors” in AmREIT’s final prospectus dated July 26, 2012, filed with the Securities and Exchange Commission on July 27, 2012 and other risks described in documents subsequently filed by AmREIT from time to time with the Securities and Exchange Commission.

Investor Contact

For more information, call Chad Braun, Chief Operating Officer and Chief Financial Officer of AmREIT, at (713) 850-1400. AmREIT is online at www.amreit.com.

(Tables to Follow)

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AmREIT Reports Third Quarter Results

November 5, 2012

Operating Results
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income from operating leases	$9,070	$8,814	$26,975	$24,110
Advisory services income – related party	957	818	2,973	2,931
Lease termination fee income	—	—	—	109
Total revenues	10,027	9,632	29,948	27,150

Expenses:
General and administrative	1,764	1,485	4,806	4,195
Property expense	2,380	2,236	6,792	5,913
Legal and professional	227	266	677	788
Real estate commissions	129	106	268	292
Acquisition costs	—	107	—	222
Depreciation and amortization	2,216	2,122	6,563	6,071
Impairment recovery - notes receivable	(214)	—	(443)	—
Total expenses	6,502	6,322	18,663	17,481

Operating income	3,525	3,310	11,285	9,669

Other income (expense):
Interest and other income	125	126	362	383
Interest and other income – related party	236	123	393	184
Loss from Advised Funds	(26)	(74)	(128)	(324)
Income tax expense	(74)	(134)	(194)	(188)
Interest expense	(2,763)	(2,648)	(7,992)	(7,266)

Income from continuing operations	1,023	703	3,726	2,458

Income/(loss) from discontinued operations, net of tax	—	(2)	—	145
Gain on sale of real estate acquired for resale	—	417	—	417
Income from discontinued operations	—	415	—	562

Net income	$1,023	$1,118	$3,726	$3,020

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AmREIT Reports Third Quarter Results

November 5, 2012

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of Net Income to Funds From Operations (FFO):
Net income (1)	$1,023	$1,118	$3,726	$3,020
Depreciation – from operations	2,204	2,106	6,523	6,012
Depreciation – from discontinued operations	—	—	—	13
Depreciation of real estate assets for non-consolidated affiliates	153	152	466	458
Total FFO	$3,380	$3,376	$10,715	$9,503

(1)	Net income for the three and nine months ended September 30, 2011 includes acquisition costs of $107 and $222, respectively, incurred in connection with the acquisition of operating properties.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of Net Income to Net Operating Income(NOI):
Net income	$1,023	$1,118	$3,726	$3,020
Adjustments to add/(deduct):
Amortization of straight-line rents and above/below-market rents (1)	(96)	(107)	(272)	80
Lease termination fee income	—	—	—	(109)
Advisory services income - related party	(957)	(818)	(2,973)	(2,931)
Interest and other income	(125)	(126)	(362)	(383)
Interest and other income - related party	(236)	(123)	(393)	(184)
Straight-line rent bad debt recoveries (2)	—	(38)	(97)	(205)
General and administrative	1,764	1,485	4,806	4,195
Legal and professional	227	266	677	788
Real estate commissions	129	106	268	292
Acquisition costs	—	107	—	222
Depreciation and amortization	2,216	2,122	6,563	6,071
Impairment recovery - notes receivable	(214)	—	(443)	—
Loss from Advised Funds	26	74	128	324
Income tax expense	74	134	194	188
Interest expense	2,763	2,648	7,992	7,266
Income from discontinued operations	—	(415)	—	(562)
Net operating income	$6,594	$6,433	$19,814	$18,072

(1)	Included in rental income from operating leases on our consolidated statements of operations.
(2)	Included in property expense on our consolidated statement of operations.

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AmREIT Reports Third Quarter Results

November 5, 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Basic and Diluted Per Share Data:
Income before discontinued operations	$0.07	$0.06	$0.29	$0.21
Income from discontinued operations	$—	$0.04	$—	$0.05
Net income	$0.07	$0.10	$0.29	$0.26

FFO	$0.23	$0.29	$0.85	$0.82

Distributions per share of common stock	$0.20	$0.20	$0.60	$0.60

Share Data:
Weighted average shares used to compute net income per share, basic and diluted	14,051,000	11,393,000	12,294,000	11,381,000

Weighted average restricted shares	440,000	207,000	297,000	207,000
Weighted average shares used to compute FFO per share	14,491,000	11,600,000	12,591,000	11,588,000

Market Capitalization Table:

Common Stock Outstanding (9/28/12)	Number of Shares	Price(1)	Market Capitalization
Class A common stock (assuming a price per share equal to Class B price)	11,657,563	$14.82	$172,765,084
Class B common stock	4,465,725	$14.82	$66,182,044
Total	16,123,288		$238,947,128

(1)	Represents the last reported price per share of the Class B common stock on the New York Stock Exchange on September 28, 2012.

Balance Sheet Highlights
(in thousands)

	(Unaudited) September 30, 2012	December 31, 2011
Real estate investments before accumulated depreciation	$327,239	$325,033
Net real estate investments	305,670	309,629
Total assets	339,470	330,610
Notes payable	161,995	201,658
Total liabilities	171,484	211,686
Total stockholders’ equity	$167,986	$118,924

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AmREIT Reports Third Quarter Results

November 5, 2012

Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. AmREIT’s definitions and calculations of non-GAAP financial measures may differ from those used by other equity REITs, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

Funds From Operations (FFO)

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its FFO in accordance with this definition. Management considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO as disclosed by other REITs may not be comparable to AmREIT’s calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected earnings per share. A reconciliation of the projected FFO to projected earnings per share is provided below:

	Projected 2012 Range
	High	Low

Net income	$0.42	$0.37
Depreciation and amortization	0.63	0.63
Depreciation and amortization for non-consolidated affiliates	0.04	0.04
FFO available to stockholders	$1.09	$1.04

Net Operating Income (NOI)

AmREIT believes that NOI is a useful measure of operating performance. AmREIT defines NOI as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Other REITs may use different methodologies for calculating NOI, and accordingly, AmREIT’s NOI may not be comparable to other REITs. AmREIT uses NOI to evaluate its performance on a property-by-property basis because NOI allows the company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on operating results. However, NOI should only be used as a supplemental measure of AmREIT’s financial performance.

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